Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of September 28, 2026, is entered into by and among Transom Signal AcquireCo, LLC, a Delaware limited liability company (“Parent”), Transom Signal Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the stockholder of SoundThinking, Inc., a Delaware corporation (“Company”), set forth on Schedule A hereto (the “Stockholder”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule A (such shares of Company Common Stock, together with any New Shares (as defined below) acquired by the Stockholder prior to the valid termination of this Agreement in accordance with Section 5.2, and excluding any such shares Transferred by the Stockholder in accordance with Section 4.1(b), the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides, among other things, for Merger Sub to commence an offer to purchase (the consummation of which is subject to the Offer Conditions) all of the issued and outstanding shares of Company Common Stock, and, following completion of the Offer, for the Merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Merger Sub to enter into the Merger Agreement, the Stockholder, on the Stockholder’s own account with respect to the Stockholder’s Subject Shares, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

1.1 Agreement to Tender. Subject to the terms and conditions of this Agreement, as promptly as practicable after, but in no event later than the seventh (7th) Business Day after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (or in the case of any shares of Company Common Stock acquired by the Stockholder during the Agreement Period (as defined below), or in each case if the Stockholder has not received the Offer Documents by such time, as promptly as practicable following such seven (7) Business Day period after the acquisition of such shares or receipt of the Offer Documents, as the case may be (but in no event later than expiration of the Offer, if practicable)), the Stockholder hereby irrevocably agrees to validly tender or cause to be validly tendered in the Offer all of the Stockholder’s Subject Shares pursuant to and in accordance with the terms of the Offer, free and clear of all Liens except for Permitted Liens. The Stockholder agrees that, once any of the Stockholder’s Subject Shares are tendered, the Stockholder will not withdraw and will cause not to be withdrawn such Subject Shares from the Offer at any time, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2.

1.2 Agreement to Vote. Subject to the terms and conditions of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, during the Agreement Period, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholder shall, to the fullest extent that the Stockholder’s Subject Shares are entitled to vote or consent thereon, be present (if a meeting is held, in person or by proxy) and vote (or cause to be voted) its Subject Shares (a) against any Takeover Proposal or any other action, agreement or transaction involving the Company that would reasonably be expected to impede, interfere with, materially delay, materially postpone or prevent the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or any other Transaction Document (collectively, the “Transactions”), (b) against any change in the capitalization of the Company or amendment to the Company Organizational Documents prohibited by the Merger Agreement, (c) against any change in membership of the Company Board that is not recommended or approved by the Company Board and (d) against any other proposed action that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement. The Stockholder shall retain at all times the right to vote the Stockholder’s Subject Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company Stockholders generally. For the avoidance of doubt, nothing in this Agreement shall require the Stockholder to vote, cause to be voted or otherwise consent to any amendment to the Merger Agreement (including any schedule or exhibit thereto) or the taking of any action that would amend, modify or waive any provision of the Merger Agreement, in each case, in a manner that (i) decreases the amount or changes the form of the Merger Consideration, (ii) imposes any material restrictions or any additional conditions on the consummation of the Merger or the other Transactions or the payment of the Merger Consideration to stockholders, (iii) extends the Agreement Period or (iv) amends any other term or condition of the Merger Agreement that is adverse in any material respect to the Stockholder.

1.3 New Shares. Any shares of capital stock or other equity securities of the Company that are issued to the Stockholder, or that the Stockholder acquires record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of, after the date of this Agreement and prior to the Expiration Time, whether pursuant to purchase, exercise, exchange or conversion of, or other transaction involving, any and all warrants, options, rights or other securities (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Subject Shares as of the date hereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants, on its own account with respect to the Subject Shares, to Parent and Merger Sub as to the Stockholder, that:

2.1 Authorization; Binding Agreement. If the Stockholder is not an individual, the Stockholder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within the Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of the Stockholder, and the Stockholder has full power and authority to comply with, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. No other action of the Stockholder is necessary to authorize this Agreement.

2.2 Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder with any provisions herein will (a) if the Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of the Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of the Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its assets may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any Subject Shares of the Stockholder (other than one created by Parent or Merger Sub), or (e) violate any Law or order applicable to the Stockholder or by which any of its Subject Shares are bound, except as would not, in the case of each of clauses (c), (d) and (e), adversely affect in any material respect the Stockholder’s ability to timely perform its obligations under this Agreement. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

2.3 Ownership of Subject Shares; Total Shares. As of the date hereof, the Stockholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 4.1 hereof or accepted for payment pursuant to the Offer) at all times during the Agreement Period (as defined below) will be, the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all the Stockholder’s Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Liens, except for (a) any such Lien that may be imposed pursuant to (i) this Agreement or in accordance with the Merger Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities law and (b) community property interests under applicable Law. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the number of Subject Shares listed on Schedule A opposite the Stockholder’s name are the only equity interests or other securities in the Company beneficially owned and owned of record by the Stockholder as of the date hereof. Other than the Subject Shares, the Stockholder does not own any shares of Company Common Stock or any other interests in any securities of the Company and has no interest in or voting rights with respect to any securities of the Company.

2.4 Voting Power. The Stockholder has full voting power with respect to all the Stockholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all the Stockholder’s Subject Shares. None of the Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or Lien with respect to the voting of such Subject Shares, except as provided hereunder.

2.5 Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no Legal Action pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder or any of the Stockholder’s properties or assets (including any shares of Company Common Stock beneficially owned by the Stockholder) that could reasonably be expected to prevent or materially delay or impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise materially impair the Stockholder’s ability to perform and comply with its obligations hereunder.

2.6 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Stockholder that:

3.1 Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing limited liability company and corporation, respectively, in good standing under the Laws of the jurisdiction of its incorporation or organization, respectively.

3.2 Authority for this Agreement. Each of Parent and Merger Sub has all requisite entity power and authority to comply with, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub have been duly and validly authorized by all necessary entity action on the part of each of Parent and Merger Sub, and no other entity proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

3.3 Non-Contravention. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation of the transactions contemplated hereby nor compliance by Parent and Merger Sub with any provisions herein will (a) violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of Parent or Merger Sub, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of Parent or Merger Sub, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets may be bound, or (d) violate any Law or order applicable to Parent or Merger Sub, except as would not, in the case of each of clauses (c), and (d), adversely affect in any material respect Parent’s or Merger Sub’s ability to timely perform its obligations under this Agreement.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDER

The Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.2:

4.1 No Transfer; No Inconsistent Arrangements.

(a) Except as provided hereunder (including Section 4.1(b)) or under the Merger Agreement, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.2, the Stockholder shall not, directly or indirectly, (i) create or permit to exist any Lien, other than Permitted Liens, on any of the Stockholder’s Subject Shares, (ii) transfer, sell (including short sell), assign, gift, hedge, pledge, grant a participation interest in, hypothecate or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), or (iii) take or permit any other action that would, or would reasonably be expected to, make any representation or warranty of the Stockholder herein untrue or incorrect, or have the effect of preventing or disabling the Stockholder from performing, and complying with, any of its obligations under this Agreement. If any involuntary Transfer of any of the Stockholder’s Subject Shares shall occur (including, but not limited to, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with its terms. The Stockholder hereby agrees to (i) authorize Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement and (ii) notify Parent as promptly as reasonably practicable in writing of the number of any additional shares of Company Common Stock of which the Stockholder acquires record or beneficial ownership on or after the date hereof.

(b) Permitted Transfers. Section 4.1 (a) shall not prohibit or otherwise restrict a Transfer of Shares by the Stockholder: (i) transferring all or a portion of the Shares to any Affiliate, partner, member or equityholder of the Stockholder or by operation of law or if the Stockholder is an investment fund, to any other investment fund controlled by the same management company; provided that, as a condition to any such Transfer pursuant to this clause (i), the recipient agrees to be bound by this Agreement by executing and delivering to Parent a joinder to this Agreement, in a form reasonably acceptable to Parent, substantially concurrently with such Transfer, or (ii) with Parent’s prior written consent (such exceptions set forth in clauses (i) through (ii), collectively, “Permitted Transfers”). Any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of any of the Subject Shares in breach or violation of this Agreement shall be void and of no force or effect.

4.2 No Exercise of Appraisal Rights. The Stockholder hereby waives and agrees not to exercise any appraisal rights or dissenters’ rights, including pursuant to Section 262 of the DGCL, in respect of the Stockholder’s Subject Shares that may arise in connection with the Offer or the Merger.

4.3 Disclosure. The Stockholder hereby authorizes Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC or the rules of any national securities exchange and, to the extent required by applicable Law, in the Schedule TO (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, only its identity and ownership of the Subject Shares and the nature of its commitments, arrangements and understandings under this Agreement; provided that Parent shall give the Stockholder and the Stockholder’s legal counsel a reasonable opportunity to review and comment on any such disclosures prior to any such disclosures being made public (other than the filing of this Agreement itself, to which the Stockholder hereby consents). The Stockholder agrees to promptly provide the Company or Parent with any information regarding the Stockholder that the Company or Parent may reasonably require for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify the Company and Parent of any required corrections with respect to any such written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that the Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

4.4 Public Statements. The Stockholder shall not, and shall not authorize or permit any controlled affiliate, director, officer, trustee, employee or partner of such Person or any of its Subsidiaries or any Representative of such Person or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or any other Transaction Document or the Merger, the Offer or any of the other Transactions without the prior written consent of Parent, in each case except (a) as required by applicable federal securities law or stock exchange requirement, in which case Parent shall have a reasonable opportunity to review and comment on such communication, and (b) for any such communication that is materially consistent with previous public announcements by the Company or Parent.

4.5 Adjustments. If the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, the terms of this Agreement shall apply to the resulting securities.

4.6 Waiver of Certain Actions. The Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Parent, Merger Sub or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or any other Transaction Document or the consummation of the Merger or the other Transactions, including any such claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement, the Merger Agreement or any other Transaction Document (including any claim seeking to enjoin or delay the acceptance of the Offer or the Closing) or (b) alleging a breach of any duty of the Company Board in connection with this Agreement, the Merger Agreement, or any other Transaction Document or any of the transactions contemplated thereby or hereby; provided, however, that the foregoing shall not restrict the Stockholder from (i) enforcing the Stockholder’s rights to receive consideration or any other amounts due to the Stockholder pursuant to the Merger Agreement, (ii) bringing any claim that cannot be waived as a matter of applicable Law, (iii) any and all activities by the Stockholder or on behalf of the Stockholder in response to any claims commenced against the Stockholder or its interest (including asserting any counterclaims, cross-claims or defenses).

4.7 Notices of Certain Events. The Stockholder shall as promptly as practicable notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any material breach of any of the representations and warranties of the Stockholder set forth in Article II. Parent shall as promptly as practicable notify the Stockholder of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any material breach of any of the representations and warranties of Parent or Merger Sub set forth in Article III.

4.8 Non-Solicitation. The Stockholder, solely in its capacity as a Company Stockholder, during the Agreement Period, shall not, and shall not instruct or knowingly permit any of its Representatives acting on its behalf to, directly or indirectly, (a) solicit, initiate, propose or knowingly encourage the making, submission or announcement of, or knowingly induce, knowingly encourage, knowingly facilitate or knowingly assist any Takeover Proposal; (b) participate, enter into or engage in any discussions or negotiations with any Person with respect to a Takeover Proposal; (c) furnish, or otherwise disclose any information relating to the Company or any of its Subsidiaries, in each case, to any Person that has made or is reasonably known to be considering making any inquiry, offer or proposal that constitutes, or reasonably would be expected to lead to, any Takeover Proposal (except, in each case, solely to notify such Person in response to an unsolicited inquiry that the provisions of Section 6.3 of the Merger Agreement and this Section 4.8 prohibits such discussions or negotiations); or (d) authorize, propose, resolve, agree, commit or publicly announce an intention to, do any of the foregoing. Notwithstanding the foregoing, the Stockholder may (and may permit its Affiliates and Representatives to) engage in any of the foregoing activities with respect to any Takeover Proposal if, and solely to the extent, the Company is permitted to engage in such discussions and negotiations in accordance with Sections 6.3(e)-(h) of the Merger Agreement.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice required to be given hereunder must be in writing, and will be deemed to have been duly delivered and received hereunder upon delivery after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or immediately if delivered by hand or by e-mail transmission (as long as no notice of failure of delivery is received), in each case addressed as follows:

If to Parent or Merger Sub, to:

c/o Transom Capital Group

100 North Pacific Coast Highway, Suite 1725

El Segundo, CA 90245

Attn:    [***]

      [***]

Email:     [***]

      [***]

with a copy (which shall not constitute notice) to:

Kirkland and Ellis LLP

601 Lexington Avenue

New York, NY 10011

Attn:    [***]

       [***]

Email:     [***]

       [***]

and

Kirkland and Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Attn:    [***]

Email:     [***]

If to the Stockholder, to the address or email address set forth on the Stockholder’s signature page hereto.

Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day.

5.2 Termination. This Agreement shall terminate automatically with respect to the Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination of this Agreement by mutual written agreement of the parties hereto to terminate this Agreement, or (d) any amendment or change to the Merger Agreement or the Offer that is effected without the Stockholder’s consent that (i) decreases the amount, or changes the form, of consideration in an adverse manner to the Stockholder, individually, or the holders of Company Common Stock, generally, or (ii) imposes any material restrictions or additional conditions on the consummation of the Merger or the other Transactions or the payment of the Merger Consideration to stockholders pursuant to the Merger Agreement (the period from the date hereof through such time being referred to as the “Agreement Period”). Upon the valid termination of this Agreement in accordance with this Section 5.2, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.2 shall relieve any party from liability for any fraud or any Willful and Material Breach of this Agreement prior to termination hereof and (y) the provisions of this Article V shall survive any valid termination of this Agreement in accordance with this Section 5.2.

5.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Offer and Merger are consummated.

5.5 Entire Agreement; Assignment. This Agreement, together with Schedule A, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of the other parties; provided, that Parent or Merger Sub may assign any of their respective rights and obligations to one or more Affiliates at any time, but no such assignment shall relieve Parent of its obligations hereunder.

5.6 Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate this Agreement) and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which such party is entitled at law or in equity, without the requirement of posting bond, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

5.7 Governing Law; Waiver of Jury Trial.

(a) This Agreement, and all Legal Actions (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any Legal Action based upon, arising out of, or related to any Legal Action), shall be governed by and enforced and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any Legal Action shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Legal Action, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Legal Action in such court is brought in an inconvenient forum, (y) the venue of such Legal Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 5.7 in the manner provided for notices in Section 5.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DISPUTE. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.7(b). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7(b).

5.8 Descriptive Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

5.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

5.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

5.11 Counterparts; Effectiveness. This Agreement and any amendments hereto may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were original signed versions upon the same instrument delivered in person. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other parties (and validly released from escrow, if such signed counterparts were delivered to the other parties in escrow); provided, however, that this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto as provided above. No party may raise the use of any such electronic delivery or electronic signature as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

5.12 Interpretation (a) . When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule, Article or subsection, without reference to a document, such reference is to a Schedule, Article or subsection to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “herewith” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise indicated, refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” The word “or” shall have the inclusive meaning represented by the phrase “and/or”. The word “within” with respect to a particular day or date shall mean a period ending at the end of such day or date. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect

Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as of a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. Each of the parties agrees that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. No summary of this Agreement or any Schedule delivered herewith prepared by or on behalf of any party hereto will affect the meaning or interpretation of this Agreement or such Schedule. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.

5.13 Further Assurances. Each party hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things as may be reasonably necessary to fulfill such party’s obligations under this Agreement.

5.14 Prohibitions. Notwithstanding anything to the contrary in this Agreement, if at any time during the Agreement Period, a Governmental Entity of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Stockholder from taking any action pursuant to Article I, then the obligations of the Stockholder set forth in Article I shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action.

5.15 Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in the Stockholder’s capacity as a director, officer or employee of the Company or as a trustee or fiduciary of any ERISA plan or trust. Nothing herein shall in any way restrict the Stockholder who is (x) a director or officer of the Company or (y) a trustee or fiduciary of any ERISA plan or trust, if applicable, in either case, in the taking of any actions (or failure to act) in such other capacity (including in his or her capacity as a director or officer of the Company or trustee or fiduciary), or in the exercise of his or her fiduciary duties thereof or prevent or be construed to create any obligation on the part of any director or officer of the Company or trustee or fiduciary from taking any action in his or her capacity as such director or officer or trustee or fiduciary, and no action taken in any such capacity as an officer or director of the Company or trustee or fiduciary shall be deemed to constitute a breach of this Agreement, provided, that, for the avoidance of doubt, nothing herein shall be understood to relieve any party to the Merger Agreement of any obligation under, or of any liability for breach of any provision of, the Merger Agreement.

5.16 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidents of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder. For the avoidance of doubt, the Stockholder shall be entitled to receive any dividends or other distributions declared by the Company Board with respect to the Stockholder’s Subject Shares.

5.17 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the valid termination of this Agreement in accordance with Section 5.2.

5.18 Stockholder Liability for Breach by the Company. Parent and Merger Sub agree that the Stockholder will not be liable for claims, losses, damages, liabilities or other obligations of, or incurred by, the Company resulting from the Company’s breach of the Merger Agreement except to the extent that breach of the Stockholder’s obligations hereunder was also involved in such breach by the Company.

5.19 No Recourse Against Non-Parties. This Agreement may only be enforced against, and any Legal Action for breach of this Agreement may only be made against, the parties to this Agreement. No Person who is not a party to this Agreement, including any current or former director, officer, employee, partner, member, manager, direct or indirect equityholder, Affiliate, agent or Representative of the Stockholder (in each case, other than in such Person’s capacity as a party to this Agreement), shall have any liability arising out of or relating to this Agreement or the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause.

PARENT:

TRANSOM SIGNAL ACQUIRECO, LLC

By:	/s/ Russell Roenick
Name: Russell Roenick
Title: President

MERGER SUB:

TRANSOM SIGNAL MERGERSUB, INC.

By:	/s/ Russell Roenick
Name: Russell Roenick
Title: President

[Signature Page to Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER:

VERADACE PARTNERS L.P.

By:	/s/ Alex Vezendan
Name: Alex Vezendan
Title: Principal

Address: [***]

Email: [***]

[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	Shares of Company Common Stock

A-1